EXHIBIT 10.1
                          LIST OF MATERIAL CONTRACTS


1.   The Fry Guy/Wal-Mart Contract

2.   The China National Environmental Protection Company Contract with Alanco
China

3. The Installment Sale Contract between Excellon and Alanco, subsequently assumed by Kennecott for the purchase of a portion of the Company's mining claim holdings in Tombstone, Arizona.